UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

WAITR HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200 Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 534-6881

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective April 23, 2020, the Company’s board of directors (the “Board”) appointed Charles Holzer and Buford Ortale to the Board as Class II directors, with terms of office expiring at the Company’s 2020 annual meeting of stockholders.

Charles Holzer, 50, is a director of his family-owned real estate company. Mr. Holzer’s responsibilities have included the acquisition, financing, development and management of $1,000,000,000 in various real estate transactions; the creation, operation and eventual sale of a nationwide commercial mortgage finance company; as well as the purchase of various non-performing loan packages from the Resolution Trust Company and other financial institutions. Additionally, he supervises the retail division of his family holdings where representative tenants have included Louis Vuitton, Chanel, and Van Cleef and Arpels. Mr. Holzer serves on the board of the Treehouse Real Estate Investment Trust Inc., Equus Foundation, BeaconLight and is a trustee of the Rogal Foundation, a charitable trust, where he is responsible for the selection of investment managers, as well as allocating assets.

Mr. Holzer graduated from Harvard University and was a competitor at the Olympic Games in horseback riding. Mr. Holzer has also been appointed as a member of the Compensation Committee of the Board.

Buford Ortale, 58, is a principal of Sewanee Ventures, a private investment firm he founded in 1996. He is a partner in NTR, a Los Angeles based private equity firm focused on the energy sector, as well as a partner in Armour Capital Management, LP, the external manager of a $10 billion asset mortgage REIT. He is on the board of and chairman of the audit committee of Benefit Street Realty Partners, a $3 billion asset commercial mortgage REIT, and was recently elected to the board of Broadtree Residential, a multi-family REIT. He also serves on the boards of Intrensic, an evidence management software company and Remote Care Partners, a software-based platform for remote health monitoring. He is a board advisor to Western Express, a privately held $700 million nationwide truckload carrier. Mr. Ortale began his career with Merrill Lynch’s Merchant Banking Group in New York in 1987. He was subsequently a Founder and Managing Director of NationsBanc’s (Bank of America) High Yield Bond Group.

Mr. Ortale received his B.A. from Sewanee: The University of the South in 1984, and his M.B.A. from Vanderbilt in 1987. Mr. Ortale has also been appointed as a member of the Audit Committee of the Board.

In connection with their appointment to the Board, the Company expects to enter into an indemnity agreement with each of Mr. Holzer and Mr. Ortale in the form previously filed as Exhibit 10.20 to the Company’s Current Report on Form 8-K (File No. 001-37788) filed on November 21, 2018, which is incorporated by reference herein.

In connection with their appointments as directors, Mr. Holzer and Mr. Ortale will be eligible to participate in the Company’s non-employee director compensation policy, which provides for compensation consisting of an annual grant of 200,000 restricted stock units.

Other than the foregoing, neither Mr. Holzer nor Mr. Ortale is a party to any arrangement or understanding with any person pursuant to which either was appointed as a director, nor are either a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Mr. Holzer or Mr. Ortale and any of the Company’s other directors or executive officers.

Performance Bonus Agreement

On April 23, 2020, Waitr Holdings Inc. (the “Company”) entered into a performance bonus agreement with the Company’s Chief Executive Officer, Carl Grimstad (the “Bonus Agreement”). Pursuant to the Bonus Agreement, upon the occurrence of a Corporate Change (as defined in Mr. Grimstad’s employment agreement with the Company (the “Employment Agreement”)) in which the holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), receive per share consideration that is equal to or greater than $2.00, subject to adjustment in accordance with the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “Plan”), the Company shall pay Mr. Grimstad an amount equal to $5 million (the “Bonus”).

In order to receive the Bonus, Mr. Grimstad must remain continuously employed with the Company through the date of the Corporate Change; provided, however, that in the event Mr. Grimstad terminates his employment for Good Reason (as defined in the Employment Agreement) or the Company terminates his employment other than for Misconduct (as defined in the Employment Agreement), Mr. Grimstad will be entitled to receive the Bonus provided the Corporate Change occurs on or before January 3, 2022.

The foregoing description of the terms of the Bonus Agreement is qualified in its entirety by reference to the full text of the Bonus Agreement, which is attached hereto as Exhibit 10.1.

Restricted Stock Unit Award Agreement

On April 23, 2020, the Company entered into a restricted stock unit award agreement with Mr. Grimstad (the “RSU Agreement”) pursuant to which the Company granted Mr. Grimstad 3,134,325 restricted stock units (the “RSUs”) subject to the terms and conditions of the Plan and the RSU Agreement. Upon vesting, Mr. Grimstad will be issued a share of Common Stock for each RSU.

In order for the RSUs to vest, Mr. Grimstad must remain continuously employed with the Company through the date of a Corporate Change; provided, however, that in the event Mr. Grimstad terminates his employment for Good Reason or the Company terminates his employment other than for Misconduct prior to a Corporate Change, the RSUs will vest in full.

The number of shares of Common Stock issuable upon the vesting of the RSUs are subject to certain adjustments as provided for in the Plan.

The foregoing description of the terms of the RSU Agreement is qualified in its entirety by reference to the full text of the RSU Agreement, which is attached hereto as Exhibit 10.2.

Item 8.01 Other Events

Compliance with Nasdaq Listing Rule 5605

As initially disclosed in a Current Report on Form 8-K filed October 16, 2019, the Company notified the Nasdaq Stock Market (“Nasdaq”) on October 14, 2019 that as a result of the resignations of Susan Collyns and Scott Fletcher from its Board, the Company was no longer in compliance with the requirements of Nasdaq Listing Rule 5605 to have (i) a Board comprised of a majority of independent directors, (ii) an Audit Committee comprised of at least three members who satisfy certain criteria and (iii) a Compensation Committee comprised of at least two members who satisfy certain criteria. As a result of the appointments of Mr. Holzer and Mr. Buford to the Board and to the Compensation Committee and Audit Committee of the Board, respectively, on April 27, 2020, the Company received a notice from Nasdaq that the Nasdaq staff has determined that the Company now complies with such rules. Accordingly, the Company considers the matter closed.

Press Release

On April 28, 2020, the Company issued a press release announcing the appointments of Mr. Holzer and Mr. Ortale to the Board. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Performance Bonus Agreement, dated April 23, 2020, by and between Waitr Holdings Inc. and Carl A. Grimstad
10.2	Restricted Stock Unit Award Agreement, dated April 23, 2020, by and between Waitr Holdings Inc. and Carl A. Grimstad
99.1	Press release dated April 28, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

Date: April 28, 2020	By:	/s/ Damon Schramm
Name: Damon Schramm
Title: Chief Legal Officer

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